Exhibit 99.2

Mudrick Capital Acquisition Corporation II Announces Closing of Upsized $275,000,000 Initial Public Offering

New York, NY, December. 10, 2020 (GLOBE NEWSWIRE) – Mudrick Capital Acquisition Corporation II (the “Company”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced today that it closed its upsized initial public offering of 27,500,000 units at $10.00 per unit. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on post-restructured and distressed companies. The Company is led by Chief Executive Officer and Chairman of the Board of Directors, Jason Mudrick, Chief Financial Officer, Glenn Springer, Vice President, Victor Danh and Vice President, David Kirsch.

The units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “MUDSU” on December 8, 2020. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “MUDS” and “MUDSW”, respectively.

Jefferies LLC acted as the sole book-running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 4,125,000 units at the initial public offering price to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, a total of $279,125,000, comprised of $269,500,000 of the proceeds from the initial public offering (which amount includes $9,625,000 of the underwriters’ deferred discount) and $9,625,000 of the proceeds of the sale of private placement warrants to Mudrick Capital Acquisition Holdings II LLC, the Company’s sponsor, and Jefferies LLC, was placed in the Company’s trust account. An audited balance sheet of the Company as of December 10, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com.

A registration statement relating to these securities was declared effective by SEC on December 7, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering, search for an initial business combination and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jason Mudrick
Chief Executive Officer
Mudrick Capital Acquisition Corporation II
(646) 747-9500
jmudrick@mudrickcapital.com